UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2021

GREEN THUMB INDUSTRIES INC.

(Exact name of registrant as specified in its charter}

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street, Suite 700

Chicago, Illinois 60654

(Address of principal executive offices including zip code)

(312) 563-5600

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered

N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2021, the Board of Directors of Green Thumb Industries Inc. (the “Company”) appointed Swati Mylavarapu as a director of the Company, to serve in such capacity until the Company’s 2021 Annual General Meeting of Shareholders and until her successor is elected and qualified, or until her earlier resignation, retirement or removal. Ms. Mylavarapu will serve on the Compensation Committee of the of the Board. She will be compensated for her service in the same manner as the Company’s other non-employee directors. For a description of the Company’s director compensation program, see the section titled “Executive Compensation – Director Compensation” in Amendment No. 2 to the Company’s Registration Statement on Form S-1, as filed with the U.S. Securities and Exchange Commission on February 2, 2021.

There are no arrangements or understandings between Ms. Mylavarapu and any other person pursuant to which she was selected as a director of the Company. There are no transactions in which Ms. Mylavarapu has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Mylavarapu’s appointment as a director of the Company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release dated April 7, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

/s/ Benjamin Kovler
Date: April 7, 2021	Benjamin Kovler Chief Executive Officer